UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FREYR Battery

(Exact name of registrant as specified in its charter)

Luxembourg	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

412F, route d’Esch, L-2086 Luxembourg Grand Duchy of Luxembourg	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered

Ordinary Shares, with no nominal value	The New York Stock Exchange

Warrants, each whole warrant exercisable to purchase one Ordinary Share at an exercise price of $11.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are ordinary shares with no nominal value (the “Pubco Ordinary Shares”), warrants, each entitling the holder thereof to purchase one ordinary share at an exercise price of $11.50 per share (the “Pubco Warrants”), and Pubco Ordinary Shares issuable upon exercise of Pubco Warrants, of FREYR Battery (the “Company”).

The description of the Pubco Ordinary Shares and Pubco Warrants registered hereunder is set forth under the heading “Description of Pubco Securities” in the definitive proxy statement / prospectus, dated as of June 14, 2021 (File No. 333-254743) and filed with the Securities and Exchange Commission on June 14, 2021, and is incorporated herein by reference.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 6, 2021

FREYR Battery

By:	/s/ Maurice Dijols
	Name:	Maurice Dijols
	Title:	Sole Director

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